EXHIBIT 21

The Company’s principal affiliates are listed below. All other affiliates, if considered in the aggregate as a single affiliate, would not constitute a significant subsidiary.

SUBSIDIARIES OF REGISTRANT

(As of February 24, 2022)

Admiral Metals Servicenter Company, Incorporated., a Massachusetts corporation

Acero Prime, S. de R.L. de C.V., a limited liability company formed under the laws of Mexico

Alaska Steel Company, a Washington corporation

Aleaciones Especiales de Mexico, S. de R.L. de C.V., a limited liability company formed under the laws of Mexico

Allegheny Steel Distributors, Inc., a Pennsylvania corporation

All Metal Services Limited, a private limited company formed under the laws of the United Kingdom

All Metal Services India Private Limited, a company limited by shares formed under the laws of India

All Metal Services Ltd. (Xi’an), a limited liability company formed under the laws of the People’s Republic of China

All Metal Services (Malaysia) Sdn. Bhd., a private company limited by shares formed under the laws of Malaysia

All Metals Processing & Logistics, Inc., a Georgia corporation

American Metals Corporation, a California corporation also doing business as American Steel

AMI Metals, Inc., a Tennessee corporation

AMI Metals Aero Services Ankara Havacılık Anonim Şirketi, a joint stock company formed under the laws of Turkey

AMI Metals Europe SPRL, a private limited liability company formed under the laws of Belgium

AMI Metals UK Limited, a private limited company formed under the laws of the United Kingdom

Best Manufacturing, Inc., an Arkansas corporation

CCC Steel, Inc., a Delaware corporation

Chapel Steel Corp., a Pennsylvania corporation

Chapel Steel Canada, Ltd., a corporation formed under the federal laws of Canada

Chatham Steel Corporation, a Georgia corporation

Clayton Metals, Inc., an Illinois corporation

Continental Alloys & Services Limited, a private limited company formed under the laws of the United Kingdom

Continental Alloys & Services (Malaysia) Sdn. Bhd., a private company limited by shares formed under the laws of Malaysia

Continental Alloys & Services Pte. Ltd., a private company limited by shares formed under the laws of Singapore

Continental Alloys Middle East FZE, a free zone establishment formed under the laws of the United Arab Emirates

Crest Steel Corporation, a California corporation

Delta Steel, Inc., a Texas corporation

Diamond Manufacturing Company, a Pennsylvania corporation

DuBose National Energy Fasteners & Machined Parts, Inc., a North Carolina corporation

DuBose National Energy Services, Inc., a North Carolina corporation

Durrett Sheppard Steel Co., Inc., a California corporation

Earle M. Jorgensen Company, a Delaware corporation

FastMetals, Inc., a Delaware corporation

Feralloy Corporation, a Delaware corporation

Ferguson Perforating Company, a Rhode Island corporation

Fox Metals and Alloys, Inc., a Texas corporation

Fry Steel Company, a California corporation

GH Metal Solutions, Inc., an Alabama corporation

Infra-Metals Co., a Georgia corporation

KMS FAB, LLC, a Pennsylvania limited liability company

KMS South, Inc., a South Carolina corporation

Liebovich Bros., Inc., an Illinois corporation

Merfish United, Inc., a Delaware corporation

Metals USA, Inc., a Delaware corporation

Metalweb Limited, a private limited company formed under the laws of the United Kingdom

National Specialty Alloys, Inc., a Delaware corporation

Northern Illinois Steel Supply Co., an Illinois corporation

Nu-Tech Precision Metals Inc., a corporation formed under the laws of Ontario, Canada

Pacific Metal Company, an Oregon corporation

PDM Steel Service Centers, Inc., a California corporation

Phoenix Corporation, a Georgia corporation also doing business as Phoenix Metals Company

Precision Flamecutting and Steel, Inc., a Texas corporation

Precision Strip Inc., an Ohio corporation

Reliance Metalcenter Asia Pacific Pte. Ltd., a private company limited by shares formed under the laws of Singapore

Reliance Metals Canada Limited, a corporation formed under the federal laws of Canada

Rotax Metals, Inc., a New York corporation

Service Steel Aerospace Corp., a Delaware corporation

Siskin Steel & Supply Company, Inc., a Tennessee corporation

Sugar Steel Corporation, an Illinois corporation

Tubular Steel, Inc., a Missouri corporation

Valex Corp., a California corporation

Valex Semiconductor Materials (Zhejiang) Co., Ltd., a limited liability company formed under the laws of the People’s Republic of China

Valex Korea Co., Ltd., a corporation formed under the laws of the Republic of South Korea

Viking Materials, Inc., a Minnesota corporation

Yarde Metals, Inc., a Connecticut corporation